Exhibit 99.1

GREAT AJAX CORP. ANNOUNCES RESULTS FOR THE QUARTER
AND YEAR ENDED DECEMBER 31, 2014

Highlights

•	Commenced operations on July 8, 2014
•	Acquired mortgage-related assets with aggregate UPB of $308.2 million for total purchase price of $214.4 million through December 31, 2014
o	RPLs at an average price to UPB approximately equal to 73.2%
o	NPLs at an average price to UPB approximately equal to 59.9%
•	At December 31, 2014 owned a portfolio of 1,340 mortgage loans with aggregate UPB of $304.5 million and 15 properties
•	Net loan interest income of $6.2 million and net income attributable to common stockholders of $3.4 million for the period from inception (January 30, 2014) through December 31, 2014
•	Completed two securitizations in 2014 that sold $86.2 million of senior notes in the aggregate
•	Net income for 2014 of $0.40 per diluted share
•	Dividends paid of $0.08 per share in December 2014 and $0.16 per share in January 2015
•	Completed IPO in Q1 2015

New York, NY—March 17, 2015 — Great Ajax Corp. (NYSE: AJX), a Maryland corporation that intends to qualify and elect to be taxed as a real estate investment trust for the year ended December 31, 2014, today announces results of operations for the quarter and year ended December 31, 2014. Great Ajax focuses primarily on acquiring, investing in and managing a portfolio of re-performing and non-performing mortgage loans secured by single-family residences and, to a lesser extent, of single-family properties. We commenced operations on July 8, 2014. For the December 2014 quarter and for the period from inception (January 30, 2014) through December 31, 2014, we had revenues of $4.0 million and $6.2 million, respectively, and net income attributable to common stockholders of $2.4 million and $3.4 million, respectively. Net income per fully diluted share for the December 2014 quarter and the period from inception through December 31, 2014 was $0.27 and $0.40, respectively.

Fourth Quarter 2014 Results
The quarter ended December 31, 2014 was our first full quarter of operations. In December 2014, we issued additional shares of common stock in a private placement at $15.00 per share for net proceeds after the placement fees and expenses of $41.2 million. During the quarter, we acquired 607 mortgage assets secured by single and one-to-four family residences with an aggregate unpaid principal balance (“UPB”) of $149.6 million. For the quarter, our total loan interest income was $3.9 million and net income attributable to common stockholders was $2.4 million, or $0.27 per diluted share. Mortgage loans purchased in the quarter were on our balance sheet for a weighted average of 36 days.

Fiscal Year 2014 Results
Since commencing operations on July 8, 2014 through December 31, 2014, Great Ajax acquired a portfolio of 1,363 mortgage loans secured by single and one-to-four family residences with an aggregate UPB of $308.2 million. These acquisitions were made in 52 transactions from 41 different sellers. The aggregate purchase price for the mortgage loans was $214.4 million. Re-performing mortgage loans (RPLs) represented $223.8 million UPB and $163.9 million purchase price and non-performing loans (NPLs) represented $84.4 million UPB and $50.5 million purchase price. The purchase price for RPLs and NPLs equaled 70.6% and 59.7%, respectively, of the estimated market value of the underlying collateral. As of December 31, 2014, of the 1,340 loans in our portfolio, 72.7% were re-performing loans and 27.3% were non-performing loans.

For the period from inception (January 30, 2014) through December 31, 2014, our total net interest income was $6.2 million, consolidated net income was $3.8 million, and consolidated net income attributable to common stockholders (which excludes income attributable to operating partnership units held by an unrelated party) was $3.4 million. Our earnings per share were $0.41 basic and $0.40 diluted.

As of December 31, 2014, our portfolio of mortgage-related assets consisted of the following:

Portfolio as of December 31, 2014
No. of Loans(1)	1,340	No. of Rental Properties	3
Total UPB	$304,516,485	Market Value of Rental Properties	$366,900
Interest-Bearing Balance	$283,981,030	Capital Invested	289,954
Deferred Balance(2)	$20,535,455	Price/Market Value of Rental Properties	79.0%
Market Value of Collateral(3)	$313,669,168	Gross Rent/Month	$3,800
Price/Total UPB(3)	69.8%	Other REO	12
Price/Market Value of Collateral	67.9%	Market Value of Other REO	$2,068,500
Weighted Average Coupon(4)	5.06%
Weighted Average LTV(5)	114%
Remaining Term (as of 12/31/2014)	299.5
No. of first liens	1,327
No. of second liens	13

(1)	Information reflects 1 loan in which we hold a 40.5% beneficial interest through a wholly owned subsidiary and 24 loans in which we have a 95% participation interest.
(2)	Amounts that have been deferred in connection with a loan modification on which interest does not accrue. These amounts generally become payable at the time of maturity.
(3)	As of acquisition date.
(4)	Our loan portfolio consists of fixed rate (53.4% of UPB), ARM (28.2% of UPB) and Hybrid ARM (18.4% of UPB) mortgage loans with original terms to maturity of not more than 40 years.
(5)	UPB as of December 31, 2014 divided by market value of collateral as of acquisition date.

Subsequent Events
We completed our IPO in February and March 2015 and sold an aggregate of 3,976,464 shares of common stock, including shares sold pursuant to exercise of the underwriters’ over-allotment option, at a public offering price of $14.25 per share. We are using the approximately $53.9 million of net proceeds

2

(after deducting the underwriting discount but before deducting estimated offering expenses) to acquire additional mortgage loans and mortgage-related assets.

From January 1, 2015 to February 28, 2015, including the assets acquired with IPO proceeds, we acquired 243 mortgage loans and 10 REO secured by single and one-to-four family residences with aggregate UPB of $44.3 million. These acquisitions were made in 10 transactions from nine different sellers. The aggregate purchase price for these mortgage loans was $30.1 million and for the REO was 2.6 million. RPLs represent $30.6 million UPB and $20.9 million purchase price and NPLs represent $13.7 million UPB and $9.2 million purchase price. The purchase price for RPLs, NPLs and REO equaled 47.9%, 47.8% and 64.8%, respectively, of the estimated market value of the underlying collateral.

We declared a $0.16 per share dividend payable on January 30, 2015 to shareholders of record as of January 16, 2015.

Conference Call
Great Ajax will host a conference call at 5:00 p.m. Eastern Time today, March 17, 2015, to review our financial results for the fourth quarter and fiscal year ended December 31, 2014. A live Webcast of the conference call will be accessible from the Investor Relations section of our website www.great-ajax.com. An archive of the Webcast will be available through June 15, 2015.

About Great Ajax Corp.
Great Ajax Corp. is a Maryland corporation that focuses primarily on acquiring, investing in and managing mortgage loans secured by single-family residences and, to a lesser extent, single-family properties themselves. We also invest in loans secured by multi-family residential and smaller commercial mixed use retail/residential properties, as well as in the properties directly. We are externally managed by Thetis Asset Management LLC. Our mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity. We expect to qualify and elect to be taxed as a real estate investment trust under the Internal Revenue Code for the year ended December 31, 2014.

Forward-Looking Statements
This press release contains certain forward-looking statements, including statements with regard to Great Ajax’s proposed securities offering. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond the control of Great Ajax, including, without limitation, the risk factors and other matters set forth in Great Ajax’s registration statement on Form S-11 previously filed with the U.S. Securities and Exchange Commission, and when filed, our Annual Report on Form 10-K for the year ended December 31, 2014. Great Ajax undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

CONTACT:      Lawrence Mendelsohn

Chief Executive Officer

larry@great-ajax.com

or

Glenn J. Ohl

Chief Financial Officer

glenn@great-ajax.com

503-505-5670

3

GREAT AJAX CORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands)

	Quarter ended December 31, 2014	From inception (January 30, 2014) through December 31, 2014
Income:
Loan interest income	$ 4,674	$ 6,940
Interest expense	(771)	(771)
Net interest income	3,903	6,169

Other income	50	75
Total income	3,953	6,244

Expense:
Related party expense - Management fee	517	956
Related party expense - Loan servicing fees	328	485
Loan transaction expense	374	503
Professional fees	77	277
Other expense	131	273
Total expense	1,427	2,494

Income before provision for income tax	2,526	3,750
Provision for income tax	-	-
Net income	2,526	3,750
Less: net income attributable to non-controlling interests	98	326
Net income attributable to common stockholders	$ 2,428	$ 3,424

Basic earnings per common share	$ 0.27	$ 0.41
Diluted earnings per common share	$ 0.27	$ 0.40

Weighted average shares - basic	8,957,902	8,360,432
Weighted average shares - diluted	9,486,249	8,849,056

4

GREAT AJAX CORP
CONSOLIDATED BALANCE SHEET (Unaudited)

(Dollars in thousands)

December 31, 2014
ASSETS
Cash and cash equivalents	$ 53,099
Mortgage loans, net	211,159
Property held-for-sale	1,316
Rental property, net	290
Receivable from servicer	1,340
Investment in affiliate	2,237
Prepaid expenses and other assets	3,317
Total Assets	$ 272,758

LIABILITIES AND EQUITY
Liabilities:
Secured borrowings	$ 84,679
Borrowings under repurchase agreement	15,249
Management fee payable	258
Accrued expenses and other liabilities	1,292
Total Liabilities	101,478

Equity:
Preferred stock ($.01 par value; 25,000,000 shares authorized, none issued or outstanding)	-
Common stock ($.01 par value; 125,000,000 shares authorized, 11,223,984 shares issued and outstanding)[1]	112
Additional paid-in capital	158,951
Retained earnings	2,744
Non-controlling interests	9,473
Total Equity	171,280

Total Liabilities and Equity	$ 272,758

1 Does not include shares issued in the first quarter of 2015, including in our initial public offering or as payment of the management fee payable to our Manager for the quarter ended December 31, 2014.

5